UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2021

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Highway 98 West Hattiesburg, Mississippi, 39402
(Address and Zip Code of principal executive offices)

(601) 268-8998
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	FBMS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.         Regulation FD Disclosure

On April 29, 2021, The First Bancshares, Inc. (the “Company”) issued a press release announcing that company representatives will participate in the 2021 Gulf South Bank Conference, which is being held virtually on May 3, 2021 through May 4, 2021 and will have one-on-one meetings with certain bank stock analysts and investors. The press release also announced that company representatives will participate in the D. A. Davidson 23rd Annual Financial Institutions Virtual Conference, which is being held virtually on May 5, 2021 through May 6, 2021 and will have one-on-one meetings with certain bank stock analysts and investors.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein.

On April 29, 2021, The First Bancshares, Inc. made available an investor presentation prepared for use during meetings with certain bank stock analysts and investors.  A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated herein.

Item 9.01          Financial Statements and Exhibits

Exhibit 99.1       Press Release dated April 29, 2021 announcing participation at the Virtual Gulf South Bank Conference and the D.A. Davidson 23rd Annual Financial Institutions Virtual Conference

Exhibit 99.2       Investor Presentation for the 2021 Gulf South Bank Conference and the D.A. Davidson 23rd Annual Financial Institutions Virtual Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: April 29, 2021

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO